Exhibit 10.45

AMENDMENT TO PMPA MOTOR FUELS FRANCHISE AGREEMENT

THIS AMENDMENT (“Amendment”) to the PMPA Motor Fuels Franchise Agreement between Mobil Oil Corporation and Petro Stopping Centers, L.P., dated July 23, 1999 (“Agreement”), is made and entered into as of January 1, 2007, by and between ExxonMobil Oil Corporation, as successor in interest to Mobil Oil Corporation, a New York corporation, having an office at 3225 Gallows Road, Fairfax, VA 22037 (“ExxonMobil”), and Petro Stopping Centers L.P., a Delaware limited partnership having an office at 6080 Surety Drive, El Paso, TX 79905 (“Petro”).

Whereas, ExxonMobil and Petro, for good and valuable consideration, have agreed to amend the Agreement.

Therefore, the Agreement is amended as follows:

1.	The word “Mobil” shall be replaced with “ExxonMobil” throughout the entire Agreement.

2.	§1.1 The following sentence shall be deleted in its entirety, “The Base Business Truckstops approved by Mobil as of the Effective Date for the sale of Mobil Diesel are listed on Exhibit A attached hereto.”

In the sentence following the above sentence, “Mobil Gasoline” shall be replaced with ExxonMobil Motor Fuels.”

3.	§1.7(c) In the first sentence, “Mobil Gasoline” shall be replaced with “ExxonMobil Motor Fuels.” In addition, the sentence, “Gasoline sold from the excluded Petro Gasoline Branded Sites shall not be included in any gallon or volume calculation with respect to or under this Agreement” shall be deleted in its entirety. In addition, “Toledo, Ohio - Lenawee Fuels” shall be deleted.

4.	§1.8 §1.8 shall be deleted.

5.	§1.9 §1.9 shall be replaced in its entirety by “Petro’s Obligations to Brand New Sites ExxonMobil Motor Fuels”. At new sites to be operated by Petro or a joint venture involving Petro located in areas listed in Exhibit E at which ExxonMobil desires to sell ExxonMobil Motor Fuels, excluding sites operated by Petro Operators, Petro will sell, subject to applicable law and existing supply agreements, on terms and conditions provided herein, ExxonMobil Motor Fuels at such site.

6.	§1.11(c)(i) This section shall be deleted in its entirety.

7.	§1.11(c)(ii)The phrase “calendar year 2009” shall be deleted and replaced by “last 12 calendar months prior to the end of the initial term.”

8.	§2.0 This section shall be deleted and in its place it shall read “Intentionally Left Blank”.

9.	§2.1. This section shall be deleted and in its place it shall read as follows:

Quantities.

(a)	ExxonMobil shall offer to sell to Petro, or cause to be offered for sale, the types and amounts of Products from the supply points designated by ExxonMobil all as set forth in Exhibit C (“Product Schedule”) of this Agreement, such quantities being subject always to any changes prescribed by government rules, regulations or orders or resulting from any plan of allocation by ExxonMobil in accordance with Section 13.2 hereof. Petro agrees to purchase, receive and pay for the Products on the terms and conditions herein stated and in the Product Schedule. The quantity for each Product at each supply point as determined by the Product Schedule, or such other prescribed or allocated quantity, is the maximum volume ExxonMobil is obligated to offer to sell, or cause to be offered for sale, to Petro from each supply point during each contract year (as defined in the Product Schedule) on a monthly and annual basis. The maximum volume of any Product which ExxonMobil is obligated to offer to sell, or cause to be offered for sale, to Petro from any supply point in any contract year, or in any calendar month of such year, shall be referred to as the “Maximum Annual Volume” or “Maximum Monthly Volume” respectively.

(b)	By mutual consent this Agreement may, from time to time, be amended by the addition to, or deletion herefrom, of an additional or revised Product Schedule(s). Any such additional or revised Product Schedule(s) shall be marked as such and signed by the duly authorized representatives of the parties and shall thereupon become a part of this Agreement from and after the effective date appearing on such additional or revised Product Schedule(s).

10.	§2.2 This section shall be deleted in its entirety and in its place the following shall be inserted:

§2.2	Changes in Specifications – Rights of the Parties

(a)	The ExxonMobil products to be bought and sold under this Agreement are Mobil diesel and Mobil Gasoline, except that diesel fuel sold at truck-oriented diesel fuel islands will not be sold as Mobil-branded.

ExxonMobil may, at any time and from time to time, on written notice, change the grade, specifications, characteristics, product name, or other distinctive designation of such ExxonMobil products so long as such change does not result in a decrease in product quality and is in compliance with all applicable laws. Such product as so changed remains subject to this Agreement. Whenever reasonably possible, ExxonMobil shall use reasonable efforts to provide Petro with at least ninety (90) days’ prior written notice of any significant changes in product specifications or designations. Should ExxonMobil change the product name or other distinctive designations of such Mobil product, and such change results in Petro incurring costs, ExxonMobil shall bear the costs of such changes, if necessary, including but not limited to, the cost of pumping or cleaning tanks, replacement of all signs containing such product name an/or other distinctive designations.

(b)	Petro may additize Mobil Diesel only in accordance with applicable laws and generally recognized industry standards and only for resale at its truck-oriented diesel fuel islands where the product is not sold as Mobil-branded.

11.	§2.3 This section shall be deleted in its entirety and in its place it shall read “Intentionally Left Blank”.

12.	§2.4 This section shall be deleted in its entirety and in its place it shall read as follows:

Price. The price of the Products covered by this Agreement shall be as provided in Exhibit C, Product Schedule.

13.	§2.5 This section shall be deleted in its entirety and in its place it shall read “Intentionally Left Blank”.

14.	§2.6 This section shall be deleted in its entirety and in its place it shall read “Intentionally Left Blank”.

15.	§2.7 The second sentence shall be deleted and in its place it shall read as follows:

ExxonMobil shall have the right at anytime to designate the supply terminal.

16.	§2.11 The last sentence is deleted.

17.	§3.2 The following changes shall be made:

(a)	the first paragraph is deleted in its entirety;

(b)	the first sentence of the second paragraph is deleted in its entirety; and,

(c)	throughout the remainder of the section, “Mobil Gasoline” shall be replaced with “ExxonMobil Motor Fuels”.

18.	§3.4 The sentence, “In the event of any debranding of an Operator Branded Site, the Current Year Reference Volume shall be reduced by the Reference Volume allocated to such debranded Operator Branded Site, on a prorated basis” shall be deleted.

19.	§6.2(c)(v) This section shall be deleted in its entirety.

20.	§10.5 The first sentence shall be deleted and the word “Gasoline” shall be replaced by “ExxonMobil Motor Fuels.”

21.	§16.1 The “Notice to” section shall be deleted and in its place shall read as follows:

Notice to ExxonMobil:	Notice to Petro:
ExxonMobil Oil Corporation	Petro Stopping Centers, L.P.
3225 Gallows Road	6080 Surety Drive
Fairfax, VA 22037	El Paso, TX 79905
Attn: National Accounts Manager	Attn: President

The remainder of the section shall remain intact.

22.	Exhibit A shall be deleted in its entirety.

23.	Exhibit B shall be deleted in its entirety and replaced with the attached Exhibit B.

24.	Exhibit C shall be deleted in its entirety and replaced with the attached Exhibit C.

25.	Exhibit D and its schedules shall be deleted and replaced with the attached Exhibit D.

26.	Schedule 1 to Exhibit D shall be replaced with the attached Schedule 1 to Exhibit D.

Except as expressly modified by this Amendment , the remaining provisions of the Agreement shall remain in full force and effect.

EXXONMOBIL OIL CORPORATION		PETRO STOPPING CENTERS L.P.

By:	/s/ James M. E. Mixter, Jr.	By:	/s/ J.A. Cardwell, Jr.

Name:	James M. E. Mixter, Jr.	Name:	J.A. Cardwell, Jr.

Its:	Attorney in Fact	Its:	President

Date:	12/13/06	Date:	12/22/06